                                                                   EXHIBIT 10.29

                               SECOND AMENDMENT TO
                     NEOFORMA.COM, INC. EMPLOYMENT AGREEMENT
                              OF ROBERT J. ZOLLARS

     This Second Amendment (the "AMENDMENT") to the Neoforma.com, Inc. Employment Agreement by and between Neoforma.com, Inc. and Robert J. Zollars dated July 1, 1999 (the "AGREEMENT") is made and entered into as of May ______, 2000 by and among Neoforma.com, Inc., a Delaware corporation (the "COMPANY"), and Robert J. Zollars (the "EXECUTIVE") (collectively, the Company and the Executive, the "PARTIES"). Each capitalized term herein not otherwise defined shall have the meaning ascribed to it in the Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Parties have determined that certain provisions of the Agreement should be amended to precisely reflect the original agreement of Parties;

     WHEREAS, Executive shall receive continued employment with the Company as consideration from the Company to execute this Agreement; and

     WHEREAS, the Parties have agreed that certain provisions of the Agreement should be amended to reflect certain recent approvals and/or amended policies adopted by the board of directors of the Company:

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Insert the following provision as Section 30 of the Agreement:

     Parachute Payments. If any severance and other benefits provided to the Executive under this Employment Agreement, including but not limited to any provisions in any stock option or equity incentive plan of the Company or all of the Executive's unvested stock options or restricted stock awards then outstanding, would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "CODE"), and would be subject to the excise tax imposed by Section 4999 of the Code, then the Executive's severance and other benefits will be payable, at the Executive's election, either in full or in such lesser amount as would result, after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, in the Executive's receipt on an after-tax basis of the greatest amount of severance and other benefits.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:                                  EXECUTIVE:
NEOFORMA.COM, INC.



--------------------------------------    --------------------------------------
Steven E. Kane                            Robert J. Zollars
SVP HR, Legal and Corporate Secretary